EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



      We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 2001 Stock Incentive Plan of Fab Industries, Inc. and to the incorporation by reference therein of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Fab Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 2, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Charlotte, North Carolina
May 10, 2001